Exhibit 99.1

401 Merritt 7

Norwalk, CT 06851

203.614.5600

www.frontier.com

Frontier Communications Reports 2016  Third Quarter Results

●	Adjusted EBITDA(1) of $1 billion and Net Loss of $80 million in the third quarter
●	Announcing new organizational structure to enhance focus on Commercial and Consumer business units
●	Annualized Cost Synergy target of $1.4 billion, with $1.25 billion to be realized by mid-2017
●	2016 guidance ranges refined; outlook for 2017 Adjusted EBITDA reaffirmed

Norwalk, Conn., November 1, 2016 — Frontier Communications Corporation (NASDAQ:FTR) today reported its third quarter financial results and provided an update on its progress with the acquisition of Verizon’s wireline properties in California, Texas, and Florida (CTF).

Dan McCarthy, President and CEO, stated, “I am pleased that we achieved third quarter adjusted EBITDA of $1 billion. We are reaffirming our adjusted EBITDA guidance for the 4th quarter and outlook for 2017.  We are on course to improve our revenue performance, principally by returning to normal customer trends in the CTF market over the coming quarters.”

Frontier today announced a new customer-focused organizational structure and the creation of Commercial and Consumer business units.  The updated structure will result in enhanced focus on the commercial segment and more efficient capital allocation.  Current regional support functions including Engineering, Finance, Human Resources, Communications and Marketing are being centralized to achieve improved operational performance as well as expense reductions.

Frontier’s annualized cost synergy target is now $1.4 billion, up from the $1.25 billion target outlined in the second quarter earnings report. Yet-to-be attained cost synergies of $400 million are anticipated to be achieved by mid-year 2019, including $250 million anticipated to be achieved by mid-year 2017.

Frontier’s priorities continue to be driving strong free cash flow and continuing a  disciplined capital allocation policy. Frontier is committed to maintaining an attractive dividend, preserving its industry-leading dividend payout ratio, and reducing leverage.

Financial Highlights for the Third Quarter 2016:

•	Revenue of $2,524 million
•	Operating income of $264 million, operating income margin of 10.5%
•	Net loss attributable to common shareholders of $134 million, or ($0.12) per share, and net loss of $80 million
•	Adjusted EBITDA of $1 billion, adjusted EBITDA margin(2) of 39.6%
•	Net cash provided from operating activities of $321 million
•	Adjusted Free Cash Flow(3) of $168 million

Revenue:

For the quarter ended
	September 30, 2016			June 30, 2016
($ in millions)	Consolidated	CTF	Frontier	Consolidated	CTF	Frontier
	Amount	Operations	Legacy	Amount	Operations	Legacy

Total revenue	$2,524	$1,212	$1,312	$2,608	$1,282	$1,326

Revenues from CTF Operations were impacted by a slower than expected recovery of FiOS® gross additions and an increased accounts receivable reserve associated with the resumption of normal customer collection activities. In addition, second quarter results included the one-time benefit of a true-up of CAF II revenues for the acquired states that did not recur in the third quarter.

Customers:

	As of and for the quarter ended
	September 30, 2016	June 30, 2016 (4)
Residential customer metrics:
Customers (in thousands)	5,073	5,228
Average monthly residential revenue per customer	$82.34	$83.20
Customer monthly churn	2.08%	1.91%

Business customer metrics:
Customers (in thousands)	516	528
Average monthly business revenue per customer	$668.30	$658.00

Broadband subscribers (in thousands)	4,404	4,503
Video subscribers (in thousands)	1,526	1,618

The broadband and video unit results during the third quarter reflected the initiation of customer acquisition activities within the quarter in the acquired CTF markets. Frontier anticipates improved customer additions in the fourth quarter.

Integration Costs:

During the third quarter, Frontier incurred $122 million of integration operating expenses and $11 million of integration capital expenditures.

Guidance:

For the full year 2016, Frontier expects:

•	Adjusted Free Cash Flow – between $920 million and $950 million
•	Capital Expenditures – between $1,250 million and $1,275 million
•	Cash Taxes – refund between $100 million and $110 million

For the fourth quarter of 2016, Frontier expects:

•	Adjusted EBITDA – at least $1 billion

Non-GAAP Measures

Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, free cash flow, adjusted free cash flow, adjusted operating expenses, adjusted net income, and  dividend payout ratio, each of which is described below.  Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier's underlying financial performance from period to period, (ii) evaluate our regional financial performance, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions, and (v) assist in the understanding of Frontier's ability to generate cash flow and, as a result, to plan for future capital and operational decisions.  We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding our financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures (i) together provide a more comprehensive view of our core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations.

A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures and they may not be comparable to similarly titled measures of other companies.

EBITDA is defined as net income (loss) less income tax expense (benefit), investment and other income, interest expense and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenues.

Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude acquisition and integration costs, severance costs and non-cash pension/OPEB costs.  Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by total revenues.

Management uses EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance.  We believe that these non-GAAP measures provide useful information for investors in evaluating our operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, these non-GAAP financial measures have certain shortcomings.  Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Adjusted net income (loss) attributable to Frontier common shareholders is defined as net income (loss) attributable to Frontier common shareholders and excludes acquisition and integration costs, severance costs, certain income tax items and the income tax effect of these items.  Adjustments have also been made to exclude the financing costs and related income tax effects associated with the Verizon Transaction, including interest expense and preferred dividends prior to our ownership of the CTF Operations. Adjusting for these items allows investors to better understand and analyze our financial performance over the periods presented.

Free Cash Flow, as used by management in the operation of its business, is defined as net cash provided from operating activities less capital expenditures for business operations and preferred dividends. In determining free cash flow, further adjustments are made to add back acquisition and integration costs, and interest expense on commitment fees, which provides a better comparison of our core operations from period to period. Changes in working capital accounts are excluded from this calculation due to seasonality and specific timing of cash receipts and disbursements between various reporting periods.

Adjusted Free Cash Flow is defined as free cash flow, as described above and adding back interest expense on incremental debt and dividends paid, prior to our ownership of the CTF Operations, on debt incurred and on preferred stock issued to finance the Verizon Acquisition.

Management uses Free Cash Flow and Adjusted Free Cash Flow to assist it in comparing performance and liquidity from period to period and to obtain a more comprehensive view of our core operations and ability to generate cash flow.  We believe that these non-GAAP measures are useful to investors in evaluating cash available to service debt and pay dividends.  In addition, we believe that Adjusted Free Cash Flow provides a useful comparison from period to period because it excludes the impact of financing raised in connection with the Verizon Acquisition during periods prior to our ownership of the CTF Operations.  These non-GAAP financial measures have certain shortcomings; they do not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments, changes in working capital and common stock dividends are not deducted in determining such measures. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Dividend Payout Ratio is calculated by dividing the dividends paid on common stock by adjusted free cash flow.  Management uses the dividend payout ratio as a metric to indicate how much money Frontier is returning to our shareholders. We have made adjustments to exclude the impact of financing raised in connection with the Verizon Acquisition during periods prior to our ownership of the CTF Operations, which we believe provides a useful comparison from period to period.

Adjusted Operating Expenses is defined as operating expenses adjusted to exclude depreciation and amortization, acquisition and integration costs, severance costs, and non-cash pension/OPEB costs.  Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s performance.

The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents filed with the U.S. Securities and Exchange Commission.

Conference Call and Webcast

We will host a conference call today at 4:30 P.M. Eastern time.  In connection with the conference call and as a convenience to investors, Frontier furnished today, on a Current Report on Form 8-K, additional materials regarding third quarter 2016 results. The conference call will be webcast and may be accessed at http://investor.frontier.com/events.cfm.

A telephonic replay of the conference call will be available from 8 P.M. Eastern time on November 1, 2016 through 8 P.M. Eastern time on November 6, 2016, via dial-in at 888-203-1112 for U.S. and Canadian callers or, outside the United States and Canada, at 719-457-0820. Use the passcode 7158179 to access the replay. A webcast replay of the call will be available at www.frontier.com/ir.

About Frontier Communications

Frontier Communications Corporation is a leader in providing communications services to urban, suburban, and rural communities in 29 states. Frontier offers a variety of services to residential customers over its fiber-optic and copper networks, including video, high-speed internet, advanced voice, and Frontier Secure® digital protection solutions. Frontier Business Edge™ offers communications solutions to small, medium, and enterprise businesses.  Frontier’s approximately 30,400 employees are based entirely in the United States. More information about Frontier is available at www.frontier.com.

Forward-Looking Statements

This document contains “forward-looking statements,” related to future, not past, events. Forward-looking statements address our expected future business and financial performance and financial condition, and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: risks related to the acquisition of properties from Verizon, including our ability to successfully operate the acquired business, our ability to realize anticipated cost savings,  our ability to enter into or obtain, or delays in entering into or obtaining, agreements and consents necessary to operate the acquired business as planned, on terms acceptable to us, and increased expenses incurred due to activities related to the transaction; our ability to meet our debt and debt service obligations; competition from cable, wireless and wireline carriers and satellite companies and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings; our ability to implement successfully our recently announced organizational structure changes; reductions in revenue from our voice customers that we cannot offset with increases in revenue from broadband and video subscribers and sales of other products and services; our ability to maintain relationships with customers, employees or suppliers; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors; our ability to effectively manage service quality in our territories and meet mandated service quality metrics; our ability to successfully introduce new product offerings; the effects of changes in accounting policies or practices, including potential future impairment charges with respect to our intangible assets; our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirements and cash paid for income taxes and liquidity, which may affect payment of dividends on our common and preferred shares; the effects of changes in both general and local economic conditions on the markets that we serve; the effects of increased medical expenses and pension and postemployment expenses; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; our ability to successfully renegotiate union contracts; changes in pension plan assumptions, interest rates, regulatory rules and/or the value of our pension plan assets, which could require us to make increased contributions to the pension plan in 2016 and beyond; adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the ability, or increase the cost, of financing to us; the effects of state regulatory cash management practices that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; the effects of severe weather events or other natural or man-made disasters, which may increase our operating expenses or adversely impact customer revenue; the impact of potential information technology breaches, data security breaches or other disruptions; and the other factors that are described in our filings with the U.S. Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q. These risks and uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update or revise these forward-looking statements.

________________________________

(1)	See “Non-GAAP Measures” for a description of this measure and its calculation, and Schedule A for a reconciliation to net loss.
(2)	Adjusted EBITDA margin is a non-GAAP measure of performance, calculated as Adjusted EBITDA, divided by total revenue. See Schedule A for a reconciliation to net loss.
(3)

Adjusted free cash flow is a non-GAAP measure of liquidity derived from net cash provided from operating activities ($321 million in Q3). See “Non-GAAP Measures” for a description of adjusted free cash flow and its calculation, and Schedule A for a reconciliation to net cash provided from operating activities.

(4)

2,321,000 residential customers, 250,000 business customers and 2,571,000 total customers were acquired at the time of the April 2016 Verizon Acquisition. 2,093,000 broadband subscribers and 1,187,000 video subscribers were acquired at the time of the April 2016 Verizon Acquisition.

INVESTOR CONTACT:	MEDIA CONTACT:
Luke Szymczak	Peter DePasquale
VP, Investor Relations	VP, Corporate Communications
(203) 614-5044	(203) 614-5097
luke.szymczak@FTR.com	peter.depasquale@FTR.com

TABLES TO FOLLOW

Frontier Communications Corporation

Consolidated Financial Data

	For the quarter ended			For the nine months ended
	September 30,	June 30,	September 30,	September 30,
($ in millions and shares in thousands, except per share amounts)	2016	2016	2015	2016	2015

Statement of Operations Data
Revenue	$2,524	$2,608	$1,424	$6,487	$4,163

Operating expenses:
Network access expenses	440	453	159	1,053	475
Network related expenses	527	546	331	1,399	969
Selling, general and administrative expenses	593	596	344	1,546	1,005
Depreciation and amortization	578	575	325	1,469	1,001
Acquisition and integration costs	122	127	58	387	150
Total operating expenses	2,260	2,297	1,217	5,854	3,600

Operating income	264	311	207	633	563

Investment and other income (loss), net	(4)	-	1	7	3
Interest expense	386	386	246	1,145	751

Loss before income taxes	(126)	(75)	(38)	(505)	(185)
Income tax benefit	(46)	(48)	(24)	(212)	(92)

Net loss	(80)	(27)	(14)	(293)	(93)

Less: Dividends on preferred stock	54	53	67	161	67
Net loss attributable to Frontier
common shareholders	$(134)	$(80)	$(81)	$(454)	$(160)

Weighted average shares outstanding - basic and diluted	1,164,172	1,164,262	1,161,207	1,164,112	1,061,644

Basic and diluted net loss per common share	$(0.12)	$(0.07)	$(0.07)	$(0.39)	$(0.15)

Other Financial Data:
Capital expenditures - Business operations	$403	$350	$177	$960	$525
Capital expenditures - Integration activities	11	36	63	99	101
Dividends paid - Common Stock	124	123	122	370	333
Dividends paid - Preferred Stock	54	53	67	161	67

Frontier Communications Corporation

Consolidated Financial Data

	For the quarter ended
	September 30, 2016			June 30, 2016
	Consolidated	CTF	Frontier	Consolidated	CTF	Frontier	September 30,
($ in millions)	Amount	Operations	Legacy	Amount	Operations	Legacy	2015

Selected Statement of
Operations Data
Revenue:
Voice services	$809	$359	$450	$836	$379	$457	$500
Data and internet services	1,045	464	581	1,048	463	585	589
Video	392	327	65	419	351	68	71
Other	73	8	65	78	20	58	63
Customer revenue	2,319	1,158	1,161	2,381	1,213	1,168	1,223
Switched access and subsidy	205	54	151	227	69	158	201
Total revenue	$2,524	$1,212	$1,312	$2,608	$1,282	$1,326	$1,424

Other Financial Data
Revenue:
Residential	$1,272	$702	$570	$1,332	$753	$579	$606
Business	1,047	456	591	1,049	460	589	617
Customer revenue	2,319	1,158	1,161	2,381	1,213	1,168	1,223
Switched access and subsidy	205	54	151	227	69	158	201
Total revenue	$2,524	$1,212	$1,312	$2,608	$1,282	$1,326	$1,424

Operating Expenses
Network access expenses	$440	$286	$154	$453	$298	$155	$159
Network related expenses	527	206	321	546	218	328	331
Selling, general and administrative
expenses	593	253	340	596	240	356	344
Acquisition and integration costs	122	-	122	127	-	127	58
Cost and expenses (exclusive of
depreciation and amortization)	1,682	745	937	1,722	756	966	892
Depreciation and amortization	578	277	301	575	262	313	325
Total Operating Expenses	$2,260	$1,022	$1,238	$2,297	$1,018	$1,279	$1,217

Frontier Communications Corporation

Consolidated Financial Data

	For the nine months ended
	September 30, 2016
	Consolidated	CTF	Frontier	September 30,
($ in millions)	Amount	Operations (1)	Legacy	2015

Selected Statement of
Operations Data
Revenue:
Voice services	$2,112	$738	$1,374	$1,540
Data and internet services	2,680	927	1,753	1,748
Video	879	678	201	214
Other	218	28	190	190
Customer revenue	5,889	2,371	3,518	3,692
Switched access and subsidy	598	123	475	471
Total revenue	$6,487	$2,494	$3,993	$4,163

Other Financial Data
Revenue:
Residential	$3,187	$1,455	$1,732	$1,838
Business	2,702	916	1,786	1,854
Customer revenue	5,889	2,371	3,518	3,692
Switched access and subsidy	598	123	475	471
Total revenue	$6,487	$2,494	$3,993	$4,163

Operating Expenses
Network access expenses	$1,053	$584	$469	$475
Network related expenses	1,399	424	975	969
Selling, general and administrative expenses	1,546	493	1,053	1,005
Acquisition and integration costs	387	-	387	150
Cost and expenses (exclusive of depreciation	4,385	1,501	2,884	2,599
and amortization)
Depreciation and amortization	1,469	539	930	1,001
Total Operating Expenses	$5,854	$2,040	$3,814	$3,600

(1) Includes operating results of the CTF Operations for the six month period since April 1, 2016, the date of the Verizon Acquisition.

Frontier Communications Corporation

Consolidated Financial and Operating Data

	For the quarter ended					For the nine months ended
	September 30,		June 30,		September 30,	September 30,
	2016		2016		2015	2016		2015

Customers (in thousands)	5,589	(1)	5,756	(1)	3,441	5,589	(1)	3,441
Residential customer metrics:
Customers (in thousands)	5,073	(1)	5,228	(1)	3,147	5,073	(1)	3,147
Average monthly residential
revenue per customer	$82.34		$83.20		$63.83	$76.11		$64.18
Customer monthly churn	2.08%		1.91%		1.97%	1.94%		1.84%

Business customer metrics:
Customers (in thousands)	516	(1)	528	(1)	294	516	(1)	294
Average monthly business
revenue per customer	$668.30		$658.00		$693.58	$676.80		$687.63

Employees	30,358		30,308		18,638	30,358		18,638
Broadband subscribers (in thousands)	4,404	(2)	4,503	(2)	2,434	4,404	(2)	2,434
Video subscribers (in thousands)	1,526	(2)	1,618	(2)	560	1,526	(2)	560

(1)	2,321,000 residential customers, 250,000 business customers and 2,571,000 total customers were acquired at the time of the April 2016 Verizon Acquisition.
(2)	2,093,000 broadband subscribers and 1,187,000 video subscribers were acquired at the time of the April 2016 Verizon Acquisition.

Frontier Communications Corporation

Condensed Consolidated Balance Sheet Data

($ in millions)	September 30, 2016	December 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$331	$936
Accounts receivable, net	1,004	571
Restricted cash	-	8,444
Other current assets	309	180
Total current assets	1,644	10,131

Property, plant and equipment, net	14,899	8,493
Other assets - principally goodwill	12,502	8,460
Total assets	$29,045	$27,084

LIABILITIES AND EQUITY
Current liabilities:
Long-term debt due within one year	$509	$384
Accounts payable and other current liabilities	1,897	1,509
Total current liabilities	2,406	1,893

Deferred income taxes and other liabilities	4,448	4,069
Long-term debt	17,434	15,508
Equity	4,757	5,614
Total liabilities and equity	$29,045	$27,084

Frontier Communications Corporation

Consolidated Cash Flow Data

	For the nine months ended September 30,
($ in millions)	2016	2015

Cash flows provided from (used by) operating activities:
Net loss	$(293)	$(93)
Adjustments to reconcile net loss to net cash provided from (used by)
operating activities:
Depreciation and amortization	1,469	1,001
Loss on debt exchanges	7	-
Pension/OPEB costs	59	(3)
Stock based compensation expense	21	19
Amortization of deferred financing costs	38	194
Deferred income taxes	(163)	(163)
Change in accounts receivable	(56)	59
Change in accounts payable and other liabilities	(118)	(46)
Change in other current assets	(12)	(7)
Net cash provided from operating activities	952	961

Cash flows provided from (used by) investing activities:
Cash paid for the Verizon Acquisition	(9,886)	-
Capital expenditures - Business operations	(960)	(525)
Capital expenditures - Integration activities	(99)	(101)
Network expansion funded by Connect America Fund - Phase I	-	(22)
Cash transferred from/(to) escrow	8,444	(8,440)
Cash paid for an acquisition, net of cash acquired	-	(17)
Other	-	(2)
Net cash used by investing activities	(2,501)	(9,107)

Cash flows provided from (used by) financing activities:
Proceeds from long-term debt borrowings	1,625	6,603
Financing costs paid	(38)	(119)
Long-term debt payments	(113)	(274)
Proceeds from issuance of common stock, net	-	799
Proceeds from issuance of preferred stock, net	-	1,866
Dividends paid on common stock	(370)	(333)
Dividends paid on preferred stock	(161)	(67)
Other	1	-
Net cash provided from financing activities	944	8,475

Increase/(Decrease) in cash and cash equivalents	(605)	329
Cash and cash equivalents at January 1,	936	682

Cash and cash equivalents at September 30,	$331	$1,011

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	$1,277	$553
Income taxes (refunds), net	$(35)	$27

Schedule A

Frontier Communications Corporation

Reconciliation of Non-GAAP Financial Measures

	For the quarter ended			For the nine months ended
	September 30,	June 30,	September 30,	September 30,
($ in millions)	2016	2016	2015	2016	2015

EBITDA
Net Loss	$(80)	$(27)	$(14)	$(293)	$(93)
Add back (subtract):
Income tax benefit	(46)	(48)	(24)	(212)	(92)
Interest expense	386	386	246	1,145	751
Investment and other income (loss), net	4	-	(1)	(7)	(3)
Operating income	264	311	207	633	563

Depreciation and amortization	578	575	325	1,469	1,001
EBITDA	842	886	532	2,102	1,564

Add back:
Acquisition and integration costs	122	127	58	387	150
Pension/OPEB costs (non-cash) (1)	24	19	(3)	59	(3)
Severance costs	11	-	1	11	2
Adjusted EBITDA	$999	$1,032	$588	$2,559	$1,713

EBITDA margin	33.4%	34.0%	37.5%	32.4%	37.6%
Adjusted EBITDA margin	39.6%	39.6%	41.4%	39.5%	41.2%

Free Cash Flow
Net cash provided from (used by)
operating activities	$321	$693	$345	$952	$961
Add back (subtract):
Capital expenditures - Business operations	(403)	(350)	(177)	(960)	(525)
Acquisition and integration costs	122	127	58	387	150
Deferred income taxes	(8)	52	278	163	163
Income tax benefit	(46)	(48)	(24)	(212)	(92)
Dividends on preferred stock	(54)	(53)	(67)	(161)	(67)
Non-cash (gains)/losses, net	(38)	(35)	(70)	(118)	(210)
Changes in current assets and liabilities	230	(162)	(242)	186	(7)
Pension/OPEB costs (non-cash) (1)	24	19	(3)	59	(3)
Cash (paid) refunded for income taxes	3	-	(7)	35	(27)
Severance costs	11	-	1	11	2
Stock based compensation	6	7	7	21	19
Interest expense - commitment fees(2)	-	-	52	10	184
Free cash flow	$168	$250	$151	$373	$548
Dividends on preferred stock	-	-	67	54	67
Incremental interest on new debt	-	-	11	178	11
Adjusted free cash flow	$168	$250	$229	$605	$626

(1)

Reflects pension and other postretirement benefit (OPEB) expense, net of capitalized amounts, of $27 million, $28 million and $19 million for the quarters ended September 30, 2016, June  30, 2016 and September 30, 2015,  respectively, less cash pension contributions and certain OPEB costs/payments of $3 million, $9 million and $21 million for the quarters ended September 30, 2016, June 30, 2016 and September 30, 2015,  respectively.  Reflects pension and OPEB expense, net of capitalized amounts, of $77 million and $57 million for the nine months ended September 30, 2016 and 2015, respectively, less cash pension contributions and certain OPEB costs/payments of $18 million and $59 million for the nine months ended September 30, 2016 and 2015, respectively.

(2)

Includes interest expense of $52 million for the quarter ended September 30, 2015 and $10 million and $184 million for the nine months ended September 30, 2016 and 2015, respectively, related to commitment fees on bridge loan facilities.

Schedule B

Frontier Communications Corporation

Reconciliation of Non-GAAP Financial Measures

	For the quarter ended
	September 30, 2016		June 30, 2016		September 30, 2015
($ in millions, except per share amounts)	Net Income (Loss)	Basic Earnings (Loss) Per Share	Net Income (Loss)	Basic Earnings (Loss) Per Share	Net Income (Loss)	Basic Earnings (Loss) Per Share

Net loss attributable to

Frontier common shareholders	$(134)	$(0.12)	$(80)	$(0.07)	$(81)	$(0.07)

Acquisition and integration costs	122		127		58
Acquisition related interest expense (1)	-		-		52
Severance costs	11		-		-
Certain other tax items (2)	3		(17)		-
Income tax effect on above items:
Acquisition and integration costs	(48)		(51)		(30)
Acquisition related interest expense	-		-		(31)
Severance costs	(4)		-		-
	84	0.07	59	0.05	49	0.04
Dividends on preferred stock	-	-	-	-	67	0.06

Adjusted net income (loss) attributable to
Frontier common shareholders(3)	$(50)	$(0.04)	$(21)	$(0.02)	$35	$0.03

	For the nine months ended
	September 30, 2016				September 30, 2015
	Net Income (Loss)	Basic Earnings (Loss) Per Share			Net Income (Loss)	Basic Earnings (Loss) Per Share

Net loss attributable to
Frontier common shareholders	$(454)	$(0.39)			$(160)	$(0.15)

Acquisition and integration costs	387				150
Acquisition related interest expense (1)	188				184
Severance costs	11				2
Certain other tax items (2)	(14)				(15)
Income tax effect on above items:
Acquisition and integration costs	(152)				(64)
Acquisition related interest expense	(73)				(79)
Severance costs	(4)				-
	343	0.29			178	0.17
Dividends on preferred stock	54	0.05			67	0.06

Adjusted net income (loss) attributable to
Frontier common shareholders(3)	$(57)	$(0.05)			$85	$0.08

(1)

Represents interest expense related to commitment fees on bridge loan facilities in connection with the Verizon transaction. Also includes interest expense related to the September 2015 private debt offering in connection with financing the Verizon transaction.

(2)

Includes impact arising from federal research and development credits, the domestic production activities deduction, changes in certain deferred tax balances, state tax law changes, state filing method change and the net impact of uncertain tax positions.

(3)	Adjusted net income (loss) attributable to Frontier common shareholders may not sum due to rounding.

Schedule C

Frontier Communications Corporation

Reconciliation of Non-GAAP Financial Measures

	For the quarter ended
	September 30, 2016			June 30, 2016
	Consolidated	CTF	Frontier	Consolidated	CTF	Frontier	September 30,
($ in millions)	Amount	Operations	Legacy	Amount	Operations	Legacy	2015

Adjusted Operating Expenses

Total operating expenses	$2,260	$1,022	$1,238	$2,297	$1,018	$1,279	$1,217

Subtract:
Depreciation and amortization	578	277	301	575	262	313	325
Acquisition and integration
costs	122	-	122	127	-	127	58
Pension/OPEB costs (non-cash)	24	11	13	19	1	18	(3)
Severance costs	11	8	3	-	-	-	1
Adjusted operating expenses	$1,525	$726	$799	$1,576	$755	$821	$836

	For the nine months ended
	September 30, 2016
	Consolidated	CTF	Frontier	September 30,
	Amount	Operations	Legacy	2015

Adjusted Operating Expenses

Total operating expenses	$5,854	$2,040	$3,814	$3,600

Subtract:
Depreciation and amortization	1,469	539	930	1,001
Acquisition and integration costs	387	-	387	150
Pension/OPEB costs (non-cash)	59	12	47	(3)
Severance costs	11	8	3	2
Adjusted operating expenses	$3,928	$1,481	$2,447	$2,450

	For the quarter ended			For the nine months ended
	September 30,	June 30,	September 30,	September 30,
Dividend Payout Ratio	2016	2016	2015	2016	2015

Numerator
Dividends paid on common stock	$124	$123	$122	$370	$333
Less: Dividends on June 2015
common stock issuance	-	-	(17)	(18)	(17)
	$124	$123	$105	$352	$316

Denominator
Free cash flow (see Schedule A)	$168	$250	$151	$373	$548
Dividends on preferred stock	-	-	67	54	67
Incremental interest expense	-	-	11	178	11
Adjusted free cash flow	$168	$250	$229	$605	$626

Dividend payout ratio	74%	49%	46%	59%	50%